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                                                                    EXHIBIT 10.2

                             CONFIDENTIAL TREATMENT

                               SERVICES AGREEMENT

This Services Agreement (AGREEMENT) is entered into as of June 22, 2000 (EFFECTIVE DATE) by and between:

Gist-brocades Holding A.G., a Swiss corporation with registered address Unterstrasse 15, 9000 St. Gallen, Switzerland (DSM)

and

Cubist Pharmaceuticals, Inc., a Delaware corporation with registered address 24 Emily Street, Cambridge, MA 02139, USA (CUBIST).

BACKGROUND

Cubist is a drug company focused on the discovery, development and commercialization of novel drugs to treat infections. Cubist has commenced Phase III clinical trials of its lead product, Daptomycin, an agent with potential bactericidal activity against life threatening infections. DSM Capua S.p.A. of Capua, Italy (DSM Capua), an affiliated company of DSM, has expertise in the manufacture of drugs on a contract basis. DSM is willing to provide supervisory and advisory services to Cubist relating to the equipping of a production facility at DSM Capua, for the production of Daptomycin by DSM Capua for Cubist and the sale by DSM Capua of clinical and commercial quantities of Daptomycin to Cubist. This Agreement sets forth the terms under which DSM will supervise the equipping of the production facility by DSM Capua. In addition hereto, DSM Capua and Cubist have entered into a Manufacturing and Supply Agreement relating to the equipping of the facility and manufacture and supply of Daptomycin by DSM Capua to Cubist (M&S AGREEMENT).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DSM and Cubist agree as follows:

1. DEFINITIONS.

Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning set forth below.

     AFFILIATE means with respect to either party, any Person that, directly or indirectly, is controlled by, controls or is under common control with such party. For purposes of this Agreement, CONTROL means, with respect to any Person, the direct or indirect ownership of more than fifty percent (50%) of the voting or income interest in such Person or the possession otherwise, directly or indirectly, of the power to direct the management or policies of such Person.

* Confidential treatment requested: Material has been omitted and filed with the Commission.


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     CONFIDENTIAL INFORMATION means all data, specifications, training and any other know-how related to the design, development, manufacture, or performance of the Product, as well as all other information and data provided by either party to the other party pursuant to this Agreement in written or other tangible medium and marked as confidential, or if disclosed orally or displayed, confirmed in writing within thirty (38) days after disclosure and marked as confidential, except any portion thereof which: (i) is known to the receiving party, as evidenced by the receiving party's written records, before receipt thereof under this Agreement; (ii) is disclosed to the receiving party by a third person who is under no obligation of confidentiality to the disclosing party hereunder with respect to such information and who otherwise has a right to make such disclosure; (iii) is or becomes generally known in the trade through no fault of the receiving party; or (iv) is independently developed by the receiving party, as evidenced by the receiving part's written records, without access to such information.

     CUBIST TECHNOLOGY [ ]*.

     DAPTOMYCIN, DAPTOMYCIN PRODUCT OR PRODUCT means Daptomycin (the compound [ ]* whose structure is detailed in Exhibit B) API bulk drug substance manufactured in accordance with the process described in Exhibit D.

* Confidential treatment requested: Material has been omitted and filed with the Commission.

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     FDA means the United States Food and Drug Administration or any successor entity thereto.

     FACILITY means the GMP Drug Production facility in Capua, Italy to be equipped by DSM Capua for the manufacture of Product pursuant to the provisions of Section 2.

     FORCE MAJEURE means any event beyond the reasonable control of the parties, including, without limitation, fire, flood, riots, strikes, epidemics, war (declared or undeclared and including the continuance, expansion or new outbreak of any war or conflict now in existence), embargoes and governmental actions or decrees.

     MOU means that Memorandum of Understanding dated January 14, 2000 between the parties, a copy of which is attached as Exhibit C hereto.

     NDA means a new drug application filed with the FDA to obtain marketing approval for Product in the United States.

     PERSON means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, limited liability partnership, unincorporated organization, government (or any agency or political subdivision thereof) or other legal entity or organization.

     PROCESS [ ]*.

     OTHER DEFINED TERMS. Each of the following terms have the meanings ascribed to it in the section set forth opposite such term:

          DSM                                               Recitals
          DSM CAPUA                                         Recitals
          DSM EQUIPMENT                                     Section 2.1
          AGREEMENT                                         Recitals
          CUBIST                                            Recitals
          EFFECTIVE DATE                                    Recitals
          IMPLEMENTATION DATE                               Section 2.4
          INDEMNIFYING PARTY                                Section 5.2
          INDEMNITEE(S)                                     Section 5.2
          LCIA                                              Section 7.2
          M&S AGREEMENT                                     Recitals
          REPRESENTATIVE                                    Section 7.1
          TARGET DATE                                       Section 2

* Confidential treatment requested: Material has been omitted and filed with the Commission.

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2. CONSTRUCTION OF PRODUCTION FACILITY

FACILITY CONSTRUCTION. By [ ]* (the TARGET DATE), DSM will supervise and advise DSM Capua on its activities to (i) carry out the modifications to the Facility and equip the Facility as described in Exhibit E to this Agreement and (ii) qualify the Facility in accordance with the qualification requirements set forth in Exhibit F. Subject to the terms and conditions of this Agreement, DSM will provide certain services to Cubist relating to the supervision and guidance of the activities of DSM Capua in equipping the Facility for the manufacture of Daptomycin as provided for in this Article 2. In consideration of the services provided by DSM, Cubist will pay to DSM the amounts as specified also in this
Article 2.

2.1 COSTS. Exhibit G attached to this Agreement is the preliminary engineering list of [ ]* that are to be purchased and installed by DSM Capua plus all additional components to achieve full functionality in the Facility
     (THE DSM EQUIPMENT). DSM Capua will have and hold the sole and exclusive ownership of the DSM Equipment. Any increases in equipment or other costs must be agreed to by the parties in writing and will be reimbursed by [ ]*. Such agreement shall include an agreement between the parties with respect to the respective payment conditions. The aggregate cost for the construction equipping, testing and validation of the Facility shall not exceed [ ]* and shall be payable at the due date in accordance with the schedule set forth in Exhibit G, and shall be subject to the payment conditions as specified under Section 3.4. It is agreed by Cubist that the above limit of [ ]* is based on the investments set forth in Exhibit
     E. In the event Cubist should demand modifications of these investments and/or additional investments which lead to increased costs for DSM or DSM Capua, [ ]* will pay DSM amounts for such parts of the costs which exceed the above limit of [ ]* upon notification.

2.2 MILESTONE FUNDING. In addition to the amounts payable under clause 2.1, Cubist will provide DSM with the following funding during the period prior to the date of commencement for commercial production of the Product by DSM Capua. These payments are a compensation for the technology development program for the implementation of the Cubist Technology in the Facility, to be performed by GSM Capua upon request and under responsibility of Cubist.

     a.   [   ]*

* Confidential treatment requested: Material has been omitted and filed with the Commission.

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     b.   [   ]*
     c.   [   ]*
     d.   [   ]*
     e.   [   ]*
     f.   [   ]*

2.3 WITHHOLDING OF MILESTONE PAYMENTS. In the event the Milestone Dates set forth in Exhibit H, Section 2.2 as well as Section 2.5 of this Agreement are not met by DSM Capua due to DSM Capua's late-, mis- or nonperformance of its obligations hereunder Cubist may withhold payments scheduled to be paid at the latest until successful completion of such Milestone delivery.

2.4 IMPLEMENTATION DAMAGES. In the event that DSM Capua has not finalized the modification to the Facility as described in Exhibit E or has not finalized the qualification of the Facility as described in Exhibit F within thirty one (31) days after the Target Date (i.e. [ ]* the IMPLEMENTATION DATE) and such failure is due to DSM Capua's late-, mis- or nonperformance of its obligations hereunder, except for reasons of force majeure, DSM shall be held liable for liquidated damages equal to an amount of [ ]* per day in excess of the Target Date. These liquidated damages will in no event exceed an amount of [ ]*. The parties acknowledge that (i) these liquidated damages are a reasonable estimate of the actual loss Cubist will suffer
     (ii) the amount of actual loss cannot bb precisely determined but these liquidated damages are not plainly or grossly disproportionate to the actual loss; and (iii) these liquidated damages are not Intended as a penalty to compel performance. Any other liability of DSM and DSM Capua arising out of or in connection with DSM or DSM Capua [ ]* on the implementation Date shall be explicitly excluded.

2.5 INCENTIVE PAYMENTS. Cubist will pay DSM an additional [ ]* payment if DSM Capua successfully completes the milestone described in Section 2.2(e) before [ ]*. Cubist will pay DSM an additional [ ]* incentive payment if DSM Capua successfully completes the milestone described in Section 2.2(e) after [ ]* but before [ ]*. If DSM Capua does not successfully complete the milestone described in Section 2.2(e) by [ ]*, as a consequence of DSM Capua's non-, late- or misperformance of its obligations hereunder, except for reasons of force majeure, DSM will pay Cubist [ ]* as liquidated damages.

3. CONFIDENTIALITY; PROPRIETARY RIGHTS.

3.1 PUBLICITY. Except as is necessary for governmental notification purposes relating to the production. importation. marketing or sale of Product or to enforce their respective rights under this Agreement, or to a party's legal or financial advisors, and except as otherwise agreed to by the parties hereto in writing, the parties shall (a) keep the material terms of this Agreement confidential, (b) agree upon the text and the exact timing of an initial public announcement relating to the transactions contemplated by this Agreement as soon as possible after the Effective Date (such agreement not to be unreasonably withheld) and (c) agree on the text and the timing of any

* Confidential treatment requested: Material has been omitted and filed with the Commission.

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     subsequent public announcements regarding this Agreement or the transactions contemplated herein. Neither party shall use the name of the other party or any director, officer or employee of the other party or any adaptation thereof in any advertising. promotional or sales literature or publicity without the prior written approval of the other party. If this Agreement is required to be filed by either Party with the Securities and Exchange Commission or another applicable securities regulatory authority such party shall trot file this Agreement with the Securities and Exchange Commission without seeking confidential treatment for any provisions of this Agreement that either party believes would disclose trade secrets, confidential commercial or financial information that would impair the value of the contractual rights represented by this Agreement or provide detailed commercial and financial information to competitors or third parties. Neither party shall use the name of the other party or any director, officer or employee of the other party or any adaptation thereof without the prior written approval of the other party.

3.2 CONFIDENTIALITY. It is contemplated that in the course of the performance of this Agreement each party may, from time to time, disclose Confidential information to the other. Each party agrees to take all reasonable steps to prevent disclosure of Confidential Information of the other party and not to use any Confidential information of the other party except for the limited purposes set forth in this Agreement; provided that no provision of this Agreement shall be construed to preclude such disclosure of Confidential Information as may be required by valid court or administrative order. or to the extent. necessary and appropriate to divulge such Confidential information to obtain governmental approval for marketing the Product; provided notice of such disclosure is provided to the other party prior to such disclosure. All Confidential Information made available hereunder. including copies thereof, shall be returned or destroyed upon the first to occur of (a) termination of this Agreement or
     (b) written request by the discloser, except that each party may retain one
     (1) complete copy of Confidential Information for archival purposes to assure compliance with this Agreement. For the purpose of this Article 3, it is agreed that any direct or indirect Affiliate of DSM shall not be regarded as a third party.

3.3 PROPRIETARY RIGHTS. (a) This Agreement does not convey to DSM any ownership rights in [ ]* by implication, estoppel or otherwise except for the rights expressly granted under this Agreement. Tile to [ ]* shall at all times remain vested in Cubist or its licensors.

* Confidential treatment requested: Material has been omitted and filed with the Commission.

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     (b) This Agreement does not convey to Cubist any ownership rights in any existing [ ]* by implication, estoppel or otherwise. Title to all such [ ]* and the intellectual property rights embodied in such [ ]* shall at all times remain vested in DSM or its licensors.

3.4 PAYMENT. Cubist shall make payments within [ ]* after the date of DSM's notification with respect to the dates listed in Sections 2.1, 2.2, 2.5 and Exhibit G. Except for income taxes that may be assessed against [ ]*, all taxes and charges that may be imposed by any government taxing authority on the amounts paid by [ ]* to DSM under this Agreement shall be paid by [ ]*, notwithstanding, however, that [ ]* shall not be liable for any VAT which may be assessed in relation to the services and advice provided in the Agreement. [ ]* shall make payments by wire transfer to a bank identified by [ ]*. All amounts shall be stated and paid in United States Dollars.

4. REPRESENTATIONS AND WARRANTIES.

4.1 AUTHORIZATION; ENFORCEABILITY. Each of DSM and Cubist represents and warrants to the other that: (a) it is a corporation duty organized, validly existing and in good standing under the laws of its incorporating jurisdiction; (b) It has all requisite corporate power, and authority to enter into this Agreement: (c) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby; and (d) this Agreement is a valid and binding obligation of such party enforceable in accordance with its terms.

5. RISK ALLOCATION

5.1 LIMITATION OF LIABILITY. EXCEPT FOR INFRINGEMENT OF CUBISTS INTELLECTUAL PROPERTY RIGHTS OR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER SECTION 5.1 AND EXCEPT FOR PAYMENTS DUE UNDER SECTION 2. DSM SHALL NOT BE LIABLE TO CUBIST FOR ANY DIRECT DAMAGES, LOST PROFITS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY. PARTIES ACKNOWLEDGE THAT ANY LIABILITY OF DSM RELATING TO THE EQUIPPING OF THE FACILITY OR THE MANUFACTURE AND SUPPLY OF PRODUCT HAS BEEN EXHAUSTIVELY DEALT WITH IN THE MSS AGREEMENT.

* Confidential treatment requested: Material has been omitted and filed with the Commission.

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5.2  CUBIST INDEMNIFICATION. Subject to the provisions of Section 5.3, Cubist
     (as INDEMNIFYING PARTY) shall defend, indemnify and hold harmless DSM, its subsidiaries, parent corporations. Affiliates, officers, directors, independent contractors, partners, shareholders, employees, agents, successors and assigns (each, as an INDEMNITEE) from and against any claim, suit, demand, loss, damage, expense (including reasonable attorney's fees of Indemnitee(s) and those that may be asserted by a third party) or liability arising from or related to (a) the negligence or willful misconduct of Cubist, (b) the use, sale or processing of the Product by Cubist, to the extent not attributable to DSM and (c) any allegation that the Process or Product infringes any intellectual property right of any third party, unless caused by DSM's unauthorized use or modification of the Process or Product.

5.3 PROCEDURE. To receive the benefit of indemnification under Sections 5.2, the Indemnitee must (a) promptly notify the Indemnifying Party in writing of a claim or suit (such notice to include a description of such claim or suit and a copy of such claim or process end all legal pleadings in connection therewith); (b) provide reasonable cooperation (at the Indemnifying Party's expense) in the defense and settlement of the claim or suit; and (c) tender to the Indemnifying Party (and its insurer) full authority to defend or settle the claim or suit. The Indemnifying Party shall have no obligation to indemnify Indemnitee in connection with any settlement made without the Indemnifying Part's written consent. Failure to comply with the provisions of Section 5.3(a)-(c) shall relieve the Indemnitee Party of its indemnification obligations; provided, that failure to give notice in accordance with Section 5.3(a) shall not relieve the Indemnifying Party of its indemnification obligations, except where, and solely to the extent that, such failure actually and materially prejudices the rights the Indemnifying Party. Notwithstanding the provisions of
     Section 5.3(b)-(c): (i) Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of Indemnitee by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings; and (ii) if an Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than as a result of money payments required to be reimbursed by the Indemnifying Party under this Section 5, the Indemnitee shall have the right to defend, compromise or settle such claim or suit, provided that such settlement or compromise shall not, unless consented to in wring by the Indemnifying Party, be relevant as to the Liability of the Indemnifying Party to Indemnitee.

* Confidential treatment requested: Material has been omitted and filed with the Commission.

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6. TERM AND TERMINATION.

6.1 TERM. This Agreement shall take effect at the Effective Date and shall remain in effect until final payment has been received by DSM in accordance with the terms and conditions of this Agreement, unless sooner terminated in accordance with Section 6.

     (a) This Agreement will terminate automatically in case and at the moment the M&S Agreement terminates or expires.

     (b) The parties may also terminate this Agreement at any time upon mutual written agreement of the parties.

6.2 EFFECT OF TERMINATION. (a) Upon any termination (including expiration) of this Agreement, each party will return to the other party or certify in writing to the other party that it has destroyed all documents and other tangible items it or its employees or agents have received or created pursuant to this Agreement pertaining, referring or relating to the Confidential Information of the other party, except that each party may retain one (1) complete copy of Confidential information for archival purposes to assure compliance with this Agreement.

     (b) In all cases of termination or expiration [ ]*.

     (c) Termination of this Agreement shall not affect rights and obligations of either party that may have accrued prior to the effective date of termination or any obligation specifically stated to survive termination. In particular this provisions of Sections 1. 3.1-3.4, 4-9 shall survive any expiration or termination of this Agreement. Neither party shall be entitled to damages resulting from the termination of this Agreement in accordance with this Section 6.

6.3 RELATION TO M&S AGREEMENT. In case of breach or default by Cubist with respect to any of its obligations under this Agreement, which breach or default has not been cured [ ]* after receipt of written notice of such breach or default by Cubist, DSM Capua is entitled to suspend the performance under the M&S Agreement until such breach or default has been adequately cured.

7. DISPUTE RESOLUTION.

7.1 DESIGNATED CONTACTS. (a) Each party will designate an individual (REPRESENTATIVE) who will have the authority to represent such party in all matters concerning the disputes contemplated by this Agreement. All such

* Confidential treatment requested: Material has been omitted and filed with the Commission.

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     communications should be addressed to the representative. The initial
     Cubist Representative will be [ ]*. The initial DSM Representative will be [ ]*.

     (b) In the event that any dispute arises relating to this Agreement, the Representatives shall promptly meet and attempt to resolve same through good faith discussions. If the Representatives are unable to resolve any dispute to their mutual satisfaction within thirty (30) days alter they commence discussions regarding same, and do not agree to extend the tires for resolution of the issue at the end at their meeting, then either part may initiate alternative dispute resolution in accordance with Section 7.2.

7.2 ARBITRATION. (a) Except in the case of a breach of Section 3, any claim, dispute, or controversy arising out of or relating to this Agreement that is not resolved in accordance with the provisions of Section 7.1 will be submitted by the parties to arbitration by the London Court of International Arbitration (LCIA) under the rules then in effect for the LCIA, as modified herein or by agreement of the parties. ANY such arbitration shall be conducted in London, England by one or more arbitrators selected in accordance with this Section 7.2. Each party irrevocably and unconditionally (i) consents to the jurisdiction of any such proceeding and waives any objection that it may have to personal jurisdiction or the laying of venue of any such proceeding; and (ii) knowingly and voluntarily waives its rights to have disputes tried and adjudicated by a judge and jury except as otherwise expressly provided herein. The parties will cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable. The parties will attempt to agree upon a mutually acceptable arbitrator within 30 days of receipt of the notice of intent to arbitrate. If the parties are unable to agree upon a single arbitrator within such 30-day period or any extension of time which is mutually agreed upon. three
     (3) arbitrators shall be used. one selected by each party within ten (10) days after the conclusion of the 30-day period and a third selected by the first two within ten (10) days thereafter. Unless the parties agree otherwise. they shall be limited in their discovery to directly relevant documents. Responses or objections to a document request shall be served twenty (20) days after receipt of the request. The arbitrator(s) shall resolve any discovery disputes. It is understood that the parties may (but are not required to) submit disputes concerning any breach of Section 3 to arbitration in accordance with this Section 7.2. Nothing herein shall prevent the parties from settling any dispute by mutual agreement at any time.

     (b) The arbitrator(s) shall apply the substantive laws of England when construing this Agreement and attempting to resolve any dispute relating to the transactions contemplated by this Agreement, without regard for any choice or conflict of laws rule or principle that would result in the application of the substantive taw of any other jurisdiction. The arbitration shall be of

* Confidential treatment requested: Material has been omitted and filed with the Commission.

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     each party's individual claims only, and no claim of any other party shall be subject to arbitration in such proceeding. Except as otherwise required by law, the parties and the arbitrator(s) shall maintain as confidential all information or documents obtained during the arbitration process, including the resolution of the dispute.

     (c) The arbitrator(s) shall not have the authority to award exemplary or punitive damages, and the parties expressly waive any claimed right to such damages, The arbitrators) shall have the authority to award actual money damages (with interest on unpaid amounts from the date due) and may grant equitable relief as is just and provided by the LCIA. The Rules, in each case except as specifically provided to the contrary herein The costs and expenses of the arbitration. but not the costs and expenses of the parties, shall be shared equally by the parties, provided that the non-prevailing party in any arbitration shall pay the other party's costs and expenses (including travel expenses) and reimburse such party for its portion of the arbitration costs. Any award rendered by the arbitrator(s) shall be final and binding upon the parties. Judgment upon the award may be entered in any court of competent jurisdiction. If a party fails to proceed with arbitration, unsuccessfully challenges the arbitration award, or falls to comply with the arbitration award, the other party is entitled to costs, including reasonable attorney' fees, for having to compel arbitration or defend or enforce the award.

     (d) In the case of a breach of Section 3. either party may seek legal or equitable relief in the courts) having jurisdiction over such matter.

8. GENERAL PROVISIONS.

8.1 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of England, to the exclusion of both its rules on conflicts of laws and the provisions of the United Nations Convention on Contracts for the International Sale of Goods.

8.2 AMENDMENT AND WAIVER. No provision of or right under this Agreement shall be deemed to have been waived by any act or acquiescence on the part of either party, its agents or employees, but only by an Instrument in writing signed by an authorized officer of each party. No waiver by either party of any breach of this Agreement by the other party shall be effective as to any other breach, whether of the same or any other term or, condition and whether occurring before or after the date of such waiver.

8.3 INDEPENDENT CONTRACTORS. Each party represents that it is acting on its own behalf as an independent contractor and is not acting as, an agent for or on behalf of any third party. This Agreement and the relations hereby established by and between. DSM and Cubist do not constitute a partnership,

* Confidential treatment requested: Material has been omitted and filed with the Commission.

                                      -11-
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     joint venture; franchise, agency or contract of employment. Cubist is not granted, and shall not exercise, the right or authority to assume or create any obligation or responsibility on behalf of or in the name of DSM or its Affiliates.

8.4 ASSIGNMENT. Neither party may assign this Agreement or any of such party's rights and obligations hereunder to any third party without the prior written consent of the other party; which consent shall not be unreasonably withheld. Either party may assign this Agreement, and such party's rights and obligations hereunder, to an Affiliate (including a subsidiary) which controls, is controlled by, or is under common control with a party so long as the assigning party remains primarily liable for its obligations hereunder. In addition, either party may assign this Agreement, and its rights and obligations hereunder, to any third party that purchases substantially all of the assigning paths stock or assets relating to that portion of such party's business that is related to the subject of this Agreement. Any attempted assignment, delegation or transfer in contravention of this Agreement shall be null and void.

8.5 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.6 NOTICES. Unless Otherwise provided herein, any notice, report, payment or document to be given by one party to the other shall be in writing and shall be deemed given when delivered personally or mailed by certified or registered mail, postage prepaid (such mailed notice to be effective on the date which is three (3) business days after the date of mailing), or sent by nationally recognized overnight courier (such notice sent by courier to be effective one business day after it is deposited with such courier), or sent by telefax (such notice sent by telefax to be effective when sent, It confirmed by certified or registered mail or overnight courier as aforesaid):

     If to DSM:
     Gist-brocades Holding AG
     Unterstrasse 15
     9000 St. Gallon
     Switzerland
     Attention: Jos van Pul
     Phone: 41.7122.86090
     Fax:  ___41.7122.86091

* Confidential treatment requested: Material has been omitted and filed with the Commission.

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     If to Cubist:
     Cubist Pharmaceuticals, Inc.
     24 Emily Street
     Cambridge, MA 02138 U.S.A.
     Attention: Alan Watson
     Telefax No.: ____(617) 234-5592
     Telephone No.: (617) 576-1999

     or to such other place as any party may designate as to itself by written notice to the other party.

8.7 SEVERABILITY. In the event any provision of this Agreement shelf for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other tern or provision hereof. The parties agree that they will negotiate in good faith or will permit a court or arbitrator to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision which is as similar as possible in substance to THE invalid, illegal or unenforceable provision.

8.8 FORCE MAJEURE. Except as otherwise provided in this Agreement, in the event that a delay or failure of a party to comply with any obligation, other than a payment obligation, created by this Agreement is caused by a Force Majeure condition, that obligation shall be suspended during the continuance of the Force Majeure condition.

8.9 CAPTIONS. Captions of the sections and subsections of this Agreement are for reference purposes only and do not constitute terms or conditions of this Agreement and shall not limit or affect the meaning or construction of the terms and conditions hereof.

8.10 WORD MEANINGS. Words such as HEREIN, HEREINAFTER, HEREOF and HEREUNDER refer to this Agreement as a whole and not merely to a section or paragraph in which such words appear, unless the context otherwise requires. The singular shall include the plural, and each masculine, feminine and neuter reference shall include and refer also to the others, unless the context otherwise requires.

8.11 FURTHER ASSURANCES. Each party covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, it will execute and deliver any further legal instruments and perform any acts which are or become reasonably necessary to effectuate the purposes of this Agreement.

8.12 RULES OF CONSTRUCTION. The parties agree that they have participated equally in the formation of this Agreement and that the language and terms of this Agreement shall not be construed against either party by reason of the extent to which such party or its professional advisors participated in the preparation of this Agreement.

* Confidential treatment requested: Material has been omitted and filed with the Commission.

8.13 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shaft constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

8.14 INSURANCE. DSM shall supervise that DSM Capua shall purchase and maintain in place the insurance provided for in Article 7.5 of the Manufacturing and Supply Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement, be executed lay their respective duly authorized offers, and have duly delivered and executed this Agreement under seal as of the date first set forth above.

CUBIST PHARMACEUTICALS, INC.

By: /S/ SCOTT M. ROCKLAGE
   -------------------------
Title:

GIST-BROCADES HOLDING A.G.

By:
   -------------------------
Title:

By:  /s/ E. Lodder
   -------------------------
Title:

LIST OF EXHIBITS:

A.  List of Patent and Patent Applications
B.  Daptomycin Structure
C:  MoU
D:  Process
E:  Facility Description
F:  Requirements
G:  Preliminary Engineering list
H:  Milestones
I:  Qualification Certificates and cGMPs
J:  Insurance